EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Acxiom Corporation (the Company) on Form 10-K/A for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Rodger S. Kline, Chief Finance & Administration Leader (principal financial officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Rodger S. Kline
Rodger S. Kline
Chief Finance & Administration Leader
(principal financial officer)

July 31, 2006